Exhibit 4.1

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 4:30 P.M. (VANCOUVER TIME) ON June 24, 2026, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

[For all Warrants, include the following legend until such time as it is no longer required in accordance with applicable Canadian securities laws:]

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE October 25, 2024.”

[Include the following legend on Warrants issued in the United States:]

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”), THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.

THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.”

WARRANT CERTIFICATE

NIOCORP DEVELOPMENTS LTD.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112

Certificate Number: W – [●]	Issue Date: [●], 2023
Number of Warrants: [●]

THIS CERTIFIES that, for value received:

[Insert Name of Holder]

[Insert Address of Holder]

(hereinafter referred to as the “Holder”)

is the registered holder of that number of common share purchase warrants (the “Warrants”) of NioCorp Developments Ltd. (the “Issuer”) set forth above.

THESE WARRANTS ARE TRANSFERABLE.

Transfer of Warrants

The Warrants and all rights hereunder are transferable by the Holder in accordance with applicable laws by surrender of this Warrant Certificate together with a Warrant Transfer Form in the form attached hereto as Schedule “B” at the head office of the Issuer stated above. No transfer of the Warrants shall be made if, in the opinion of counsel to the Issuer, such transfer would result in the violation of any applicable securities laws.

Underlying Securities and Exercise Terms

Subject to adjustment as herein provided, each Warrant entitles the Holder to purchase one common share of the Issuer (a “Warrant Share”) at a price of US$2.20 per Warrant Share until 4:30 p.m. (Vancouver Time) on June 24, 2026 (the “Expiry Date”). The Warrants and Warrant Shares are collectively referred to herein as the “Securities”.

The Issuer covenants that the Warrant Shares, when issued upon the due exercise of the Warrants, will be fully paid and non-assessable securities of the Issuer, and will be free and clear of all liens, charges and encumbrances. The Issuer covenants that, until the expiry of the Warrants, it will have reserved a sufficient number of its common shares to provide for the exercise of the rights represented by the Warrants.

Warrants Exercise Procedure

The Warrants may be exercised at any time prior to the Expiry Date of the Warrants by surrendering to the Issuer:

(a)	this Warrant Certificate;
(b)	the Subscription Form attached as Schedule “A” hereto (the “Subscription Form”), duly completed and executed; and
(c)	a wire transfer, in accordance with the wire transfer instructions to be furnished on request, to the Issuer in the aggregate amount of the exercise price,

at its head office stated above, or such other office or agency of the Issuer as it may designate by notice in writing delivered to the Holder at the Holder’s address stated above. Upon the due exercise of the Warrants, the Issuer shall issue or cause to be issued the requisite number of Warrant Shares to be issued to the Holder pursuant to said exercise, registered in the name of the Holder or such other person as may be specified in the Subscription Form, and each such person shall be deemed the holder of such Warrant Shares with effect from the date of such exercise. If Warrant Shares are to be issued to a person other than the Holder, the Holder’s signature on the Subscription Form must be guaranteed by a US chartered bank. The Issuer will cause the certificates representing such Warrant Shares to be mailed to the Holder at the Holder’s address stated above or such other address(es) as may be specified in the Subscription Form, within five business days of the exercise of the Warrants.

Upon the due exercise of a Warrant, the Warrant shall be deemed tendered for purposes thereof by the Holder without further notice or action by the Holder, and all rights under such Warrant, other than the right to receive certificates representing the Warrant Shares to which the Holder is entitled on such exercise, shall wholly cease and terminate and such Warrant shall be void and of no further effect or value.

Partial Exercise, Exchange and Replacement of Certificates

The Warrants represented by this Warrant Certificate may be exercised in whole or in part from time to time. If the Warrants are exercised in part, the Issuer shall deliver, with the Warrant Shares issued pursuant to such exercise, a new Warrant Certificate representing the balance of the Warrants remaining unexercised.

This Warrant Certificate may be exchanged, upon its surrender to the Issuer and payment of such administration fee, not exceeding $15.00, as the Issuer may require, for new Warrant Certificates of like tenor in denominations which in the aggregate represent the number of Warrants represented hereby. Such new Warrant Certificate will be mailed to the Holder at the Holder’s address stated above within five business days of the surrender of the Warrant Certificate for exchange.

If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Issuer shall on such reasonable terms as it may in its discretion impose, including but not limited to the provision of any indemnity by the Holder satisfactory to the Issuer in its sole discretion, issue and countersign a new Warrant Certificate of like tenor, denomination and date as the Warrant Certificate so lost, stolen, mutilated or destroyed.

All Warrants shall rank pari passu, notwithstanding the actual date of issue thereof.

Holding of Warrants

The Issuer may treat the Holder as the absolute owner of the Warrants represented hereby for all purposes, and the Issuer shall not be affected by any notice or knowledge to the contrary except where the Issuer is required to take notice by statute or by order of a court of competent jurisdiction.

Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer or entitle the Holder to any right or interest in respect of any securities of the Issuer except as herein expressly provided.

Capital Adjustments

If at any time after the date hereof and prior to the expiry of the Warrants, and provided that any Warrants remain unexercised, there shall be:

(a)	a reclassification of the Issuer’s common shares, a change in the Issuer’s common shares into other shares or securities, a subdivision or consolidation of the Issuer’s common shares into a greater or lesser number of common shares, or any other capital reorganization, or
(b)	a consolidation, amalgamation, arrangement or merger of the Issuer with or into any other corporation other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the Issuer’s outstanding common shares or a change, exchange or conversion of the Issuer’s common shares into other shares or securities,

(any of such events being called a “Capital Reorganization”), any Holders who shall thereafter acquire Warrant Shares pursuant to the Warrants shall, subject to exchange approval if required, be entitled to receive, at no additional cost, and shall accept in lieu of the number of Warrant Shares to which such Holder was theretofore entitled to acquire upon such exercise, the aggregate number of shares, other securities or other property which such Holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Warrant Shares to which such Holder was theretofore entitled to acquire upon exercise of the Warrants. If determined appropriate by the Issuer acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrants.

In case the Issuer, after the date hereof, shall take any action affecting any securities of the Issuer, other than as previously set out herein, which in the opinion of the directors would materially affect the rights and interests of the Holder hereunder, the number of Warrant Shares or other securities which are issuable on the exercise of the Warrants shall be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory and exchange approvals, if any, have been obtained. In the event of any question arising with respect to any adjustment provided for herein, such question shall be conclusively determined by a firm of chartered accountants appointed by the Issuer at its sole discretion (who may be the Issuer’s auditors) and any such determination shall be binding upon the Issuer and the Holder.

No adjustment shall be made in respect of any event described herein if the Holder is entitled to participate in such event on the same terms, without amendment, as if the Holder had exercised the Warrants prior to or on the effective date or record date of such event, subject to exchange approval if required. The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein. No adjustment shall be made in the number or kind of Warrant Shares or other securities which may be acquired on the exercise of a Warrant unless it would result in a change of at least one-hundredth of a Warrant Share or other security. Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

Despite any adjustments provided for herein or otherwise, the Issuer shall not be required, upon the exercise of any Warrants, to issue fractional Warrant Shares or other securities in satisfaction of its obligations hereunder. Any fractional Warrants shall be rounded down to the nearest whole number and the Holder of such Warrants shall not be entitled to any compensation in respect of any fractional Warrant Share that is not issued.

Miscellaneous Provisions

Except as otherwise provided for herein, any delivery or surrender of documents shall be valid and effective if delivered personally or if sent by registered letter postage prepaid, and any notice shall be valid and effective if made in writing and transmitted as aforementioned or if transmitted by email with confirmed receipt, in each case addressed to:

(a)	if to the Issuer,

NIOCORP DEVELOPMENTS LTD.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112

Email: ******

(b)	if to the Holder, at its address appearing in the register of holders of Warrants maintained by the Issuer,

and such shall be deemed to have been effectively made and received on the date of personal delivery, if delivered; on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner, if sent by registered letter (except the delivery of documents to exercise the Warrants, in which case actual receipt is required); or on the first business day after the time of email transmission, if sent by email. In the case of a disruption in postal services, any delivery or surrender of documents or notice sent by mail shall not be deemed to have been effectively made or received until it is actually delivered. The Issuer and the Holder may from time to time change their address for service hereunder by notice in writing delivered in one of the foregoing manners.

Except as herein provided, any and all of the rights conferred upon the Holder herein may be enforced by the Holder through appropriate legal proceedings. No recourse under or upon any covenant, obligation or agreement herein contained shall be had against any shareholder, officer or director of the Issuer, either directly or through the Issuer, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations of the Issuer and no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors of the Issuer in respect thereof. This Warrant Certificate shall be binding upon the Issuer and its successors.

This Warrant Certificate shall be governed in accordance with the laws of British Columbia and the laws of Canada applicable therein. The parties hereby attorn to the jurisdiction of the courts of British Columbia in the event of any dispute hereunder. Time shall be of the essence hereof.

Any alteration, amendment or revision to this Warrant Certificate may only be made by a written agreement between the Issuer and the Holder.

For the purposes hereof, “business day” means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia and, if any period expires or any day on which any action is to be taken under this Warrant Certificate falls on a day which is not a business day, it shall be deemed to refer to the next business day.

If any covenant or provision herein or any portion hereof is determined to be void, unenforceable or prohibited by the law of any province or the local requirements of any provincial or federal government authority, such shall not be deemed to affect or impair the validity of any other covenant or provision herein or a portion thereof, as the case may be, nor the validity of such covenant or provision or a portion thereof, as the case may be, in any other jurisdiction.

This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors or personal representatives and shall be binding upon the Issuer, its successors and permitted assigns.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officer on [June 24], 2024.

NIOCORP DEVELOPMENTS LTD.

By:	_____________________

Authorized Signatory

NioCorp – Warrant Certificate (2023 Private Placement)

SCHEDULE “A” TO WARRANT CERTIFICATE
SUBSCRIPTION FORM

TO:	NIOCORP DEVELOPMENTS LTD. (the “Issuer”) 7000 South Yosemite Street, Suite 115 Centennial, CO 80112

The undersigned, being the registered holder of the attached Warrant Certificate of the Issuer, does hereby irrevocably exercise __________________ of the Warrants evidenced thereby in accordance with the terms thereof, and accordingly hereby irrevocably subscribes for the Warrant Shares (as described therein) to be received thereon and irrevocably surrenders the Warrant Certificate to the Issuer for such purpose. The undersigned hereby irrevocably directs that the Warrant Shares to be received by the undersigned be registered as follows (capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Warrant Certificate to which this Subscription Form is attached):

Name in Full	Address	No. of Warrant Shares
1.

2.

3.

IF WARRANT SHARES ARE TO BE ISSUED TO A PERSON OR PERSONS OTHER THAN THE UNDERSIGNED REGISTERED HOLDER, THE SIGNATURE OF THE UNDERSIGNED MUST BE MEDALLION GUARANTEED AND IT MUST PAY TO THE ISSUER ALL APPLICABLE TAXES AND OTHER DUTIES.

The undersigned registered holder hereby represents, warrants and certifies that:

1.	the undersigned is resident in the jurisdiction indicated as its address set forth in this Subscription Form;
2.	the undersigned acknowledges that the Warrants and Warrant Shares (collectively, the “Securities”) have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or any applicable state securities laws and may not be offered or sold in the United States or to U.S. Persons (as defined in Rule 902(k) of Regulation S promulgated under the 1933 Act) without registration under the 1933 Act and any applicable state securities laws, unless an exemption from registration is available;
3.	the undersigned has made reasonable inquiry into the jurisdiction of residence of all persons to whom Warrant Shares are to be issued hereunder, and none of such persons is a person in the United States or a U.S. Person;
4.	the undersigned does not have any agreement or understanding (written or oral) with any person in the United States or a U.S. Person respecting:
(a)	the transfer or assignment of any rights or interest in any of the Securities;
(b)	the division of profits, losses, fees, commissions, or any financial stake in connection with any of the Securities; or
(c)	the voting of the Warrant Shares to be issued hereunder; and

5.	the undersigned has no intention to distribute, either directly or indirectly, any of the Securities in the United States or to U.S. Persons.

DATED the ______ day of ______________, 20_____.

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Signature of Witness [Please Note Instruction 2]		Signature of registered holder or Signatory thereof
If applicable, print Name and Office of Signatory
Print Name of Witness		Print Name of registered holder as on certificate
Address of Witness		Street Address
Occupation of Witness		City, Province and Postal Code

INSTRUCTIONS:

1.	The registered holder of a Warrant may exercise its right to purchase Warrant Shares by completing and surrendering this Subscription Form and the ORIGINAL Warrant Certificate representing the Warrant being exercised to the Issuer, together with the aggregate amount of the exercise price for the Warrant Shares as provided for in the Warrant Certificate. Certificates representing the Warrant Shares to be acquired on exercise will be sent by prepaid ordinary mail to the address(es) above within five business days after the receipt of all required documentation.
2.	If this Subscription Form indicates that Warrant Shares are to be issued to a person or persons other than the registered holder of the Warrants being exercised: (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Issuer all applicable taxes and other duties.
3.	If this Subscription Form is signed by a trustee, executor, administrator, custodian, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Issuer.

SCHEDULE “B” TO WARRANT CERTIFICATE
WARRANT TRANSFER FORM

Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Warrant Certificate to which this Warrant Transfer Form is attached. For value received, the undersigned Transferor hereby sells, transfers and assigns unto:

______________________________________
(please print name of Transferee)

of	____________________________________________

____________________________________________
(please print address of Transferee)

________________________________________________________ Warrants represented by the within certificate.
(please insert number of Warrants to be transferred).

DATED this ______ day of ______________, 20____.

Signature of Transferor

NOTICE: THE SIGNATURE TO THIS TRANSFER MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION, ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature guaranteed by: __________________________________________

NOTICE: THE SIGNATURE OF THE TRANSFEROR SHOULD BE GUARANTEED BY A BANK, FINANCIAL INSTITUTION OR STOCK BROKER WHOSE SIGNATURE IS ACCEPTABLE TO THE ISSUER.

WARRANTS SHALL ONLY BE TRANSFERABLE IN ACCORDANCE WITH APPLICABLE LAWS, AND THE RESALE OF WARRANTS AND COMMON SHARES ISSUABLE UPON EXERCISE OF WARRANTS MAY BE SUBJECT TO RESTRICTIONS UNDER SUCH LAWS.

REPRESENTATIONS OF TRANSFEREE

The undersigned Transferee hereby certifies it is a bona fide resident of the jurisdiction set forth above for its address, and that either (A)(i) at the time of this transfer, it is not a U.S. Person (as defined in Rule 902(k) of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) and did not execute this Warrant Transfer Form while within the United States, (ii) it is not taking transfer of any of the Warrants represented by the Transfer Form by or on behalf of any U.S. Person or any person who is within the United States, and (iii) this transfer in all other respects complies with the terms of Regulation S; or (B)(i) it was an original purchaser in the Issuer's private placement of units of the Issuer (the “Units”) under which the Warrants were issued, (ii) it is an “Accredited Investor” as defined in Rule 501(a) under the U.S. Securities Act and (iii) the representations and warranties made to the Issuer in connection with the acquisition of the Units remain true and correct on the date of this Warrant Transfer Form; or (C) the undersigned Transferee is delivering a written opinion of U.S. counsel to the effect that the transfer of the Warrants contemplated hereby has been registered under the U.S. Securities Act, or is exempt from registration thereunder.

Signature of Transferor

Name (Please Print)

Date